UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Schedule 14A

Amendment No. 1

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

Laser Photonics Corporation
(Name of registrant as specified in its charter)

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☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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Explanatory Note

This Schedule 14A (“Amendment No. 1”) amends the Schedule 14A filed by Laser Photonics Corporation (the “Company”) with the Securities and Exchange Commission (the “SEC”) on July 15, 2024 (the “Proxy Statement”). The purpose of Amendment No. 1 is (i) to amend Proposal 1 in the Proxy Statement relating to the Board nominees to remove Shara Pathak and add Tim Miller, whose business background is disclosed in the Current Report on Form 8-K filed by the Company on August 29, 2024, in place of any reference to her as well as to change the chart below on Board demographics and skills and (ii) to amend Proposal 2 in the Proxy Statement to change the ratification of the appointment of Kreit & Chiu LLP as the Company’s independent registered public accounting firm to the appointment of M&K CPAS, PLLC as the Company’s independent registered accounting firm.

This Amendment is not intended to, nor does it, reflect events occurring after the filing of the Proxy Statement and does not modify or update the disclosures therein in any way other than as required to reflect the changes described above.

This Amendment No. 1 does not provide all of the information that is important to your voting decisions at the Meeting, and the Proxy Statement contains other important additional information. This Amendment No. 1 should be read in conjunction with the Proxy Statement.

CHANGE TO THE PROXY STATEMENT

Board Demographics and Skills Matrix

Skills and Experience	Tupuola	Miller	Parkos	Gonzalez
Public Company Board	●
Public Company Executive	●		●
Manufacturing / Laser Photonics Industry	●	●	●
Finance / Accounting				●
Government / Policy / Legal			●
Marketing / Sales	●	●	●
Technology / Digital	●	●
Tenure and Independence
Tenure (Years)	4	—	—	—
Independence		●	●	●
Demographics
Age	63	71	52	77
Gender Identity	M	M	M	M
African American or Black
Alaskan Native or Native American
Asian
Hispanic or Latinx				●
Native Hawaiian or Pacific Islander	●
White		●	●
LGBTQ+

This Amendment No. 1 will be available online at https://agm.issuerdirect.com/lase.